CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF KRAMER JUNCTION COMPANY

Alan H. Albright certifies that:

1.          I am the sole incorporator of KRAMER JUNCTION COMPANY, a California corporation.

2.           I hereby adopt the following amendments of the Articles of Incorporation of this corporation.

               ARTICLE SECOND is amended to read as follows:

                          (a)      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                          (b)      Notwithstanding the provisions of subarticle (a) above, the unanimous affirmative vote of the board of directors of the corporation shall be required to authorize the corporation to engage in any business other than (i) the ownership of general and/or limited partnership interests in one or more of the Solar Partnerships (as defined in Article Seventh below), (ii) acting as managing general partner of one or more of the Solar Partnerships, (iii) providing management, operation and/or maintenance services to one or more of the Solar Partnerships and (iv) other activities which are incidental to, or in furtherance of, the activities set forth in clauses (i) through (iii).

So much of subarticle (c) of ARTICLE SEVENTH as now reads:

                         If, after giving effect to such automatic conversion, there are any issued and outstanding Class NU Common Shares and the aggregate number of issued and outstanding Class U Common Shares exceeds the aggregate number of issued and outstanding Class NU Common Shares, the corporation shall purchase, and such shareholder shall sell, at the price and on the terms set forth below, the number of Class U Common Shares owned by such shareholder equal to the lesser of (i) the amount by which the aggregate number of issued and outstanding Class U Common Shares then exceeds the aggregate number of issued and outstanding Class NU Common Shares, and (ii) the number of Class U Common Shares owned by such shareholder. Such purchase shall be deemed effective, and such shares shall for all purposes be deemed to have been repurchased and retired, as of the time of conversion into class U Common Shares in exchange for a promissory note of the corporation having the characteristics described in subarticle (a) below and in a principal amount equal to the product of the Purchase Price (as defined in subarticle (d) below) and the number of Class U Common Shares to be repurchased from such holder. Such promissory note shall be deemed to have been tendered in payment for the Class U Common Shares on such deemed effective date. Upon purchase or tender of such purchase price (either in cash or by promissory note) with respect to Class U Common Shares owned by such shareholder, such person or entity shall no longer be entitled to any right, privilege, or benefit as a holder of such Class NU Common Shares.

is amended to read as follows:

                         If, after giving effect to such automatic conversion, there are any issued and outstanding class NU Common shares and the aggregate number of issued and outstanding Class U Common shares exceeds the aggregate number of issued and outstanding Class NU Common Shares, the corporation shall purchase, and such shareholder whose Class NU common Shares were so converted shall sell, at the price and on the terms set forth below, the number of Class U Common Shares owned by such shareholder equal to the lesser of (i) the amount by which the aggregate number of issued and outstanding class U Common Shares then exceeds the aggregate number of issued and outstanding Class NU Common Shares, and (ii) the number of Class U Common Shares owned by such shareholder. Such purchase shall be deemed effective, and such shares shall for all purposes be deemed to have been repurchased and retired, as of the time of conversion into Class U Common Shares in exchange for a promissory note of the corporation having the characteristics described in subarticle (a) below and in a principal amount equal to the product of the Purchase Price (as defined in subarticle (d) below) and the number of Class U Common Shares to be repurchased from such holder. Such promissory note shall be deemed to have been tendered in payment for the Class U Common Shares on such deemed effective date. Upon purchase or tender of such purchase price with respect to Class U Common Shares owned by such shareholder, such person or entity shall no longer be entitled to any right, privilege, or benefit as a holder of such Class U Common Shares.

Subarticle (d) of ARTICLE SEVENTH is amended to read as follows:

                         The purchase price per share for Common Shares to be purchased pursuant to the provisions of subarticle (c) above (the "Purchase Price") shall be equal to the greater of (i) $1.00 and (ii) the Book Value Per Share. If the aggregate number of issued and outstanding Class NU Common Shares equals or exceeds the aggregate number of issued and outstanding Class U Common Shares or if there are no issued and outstanding Class NU Common Shares, the Book Value Per Share of each Common Share shall be equal to the Corporation's Book Value divided by the number of issued and outstanding Common Shares as of the date the Corporation's Book Value is determined. If there are any issued and outstanding Class NU Common Shares and the aggregate number of issued and outstanding Class NU Common Shares is less than the aggregate number of issued and outstanding Class U Common Shares, (i) the Book Value Per Share of each Class NU Common Share shall be equal to the amount obtained by dividing fifty percent (50%) of the Corporation's Book Value by the number of issued and outstanding Class NU Common Shares as of the date the Corporation's Book Value is determined, and (ii) the Book Value Per Share of each Class U Common Share shall be equal to the amount obtained by dividing fifty percent (50%) of the Corporation's Book Value by the number of issued and outstanding class U Common Shares as of the date the Corporation's Book Value is determined. If the Corporation's Book Value can not be equally divided into two portions, one for the class U Common Shares and one for the Class NU Common Shares, the larger fractional portion shall be allocated to the Class NU Common Shares. The Corporation's Book Value shall mean the excess of the corporation's total assets over total liabilities as determined from its books of account at the close of business on the last day of the calendar month preceding the date of the event causing purchase and sale under this Article Seventh. The Corporation's Book Value shall be taken from the corporation's books of account and shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with those previously applied by the corporation in preparing a balance sheet as of any date that is not the end of the corporation's fiscal year, all normal year-end accruals and deferrals (including depreciation and income taxes) shall be made on a prorated basis. The independent public accountant regularly engaged by the corporation shall make all computations under this Article Seventh and shall deliver to the corporation and the holder whose shares are to be repurchased a letter setting forth the Purchase Price and the method of computing such Purchase Price.

ARTICLE TWELFTH is amended to read as follows:

                         The following corporate actions require the approval of two thirds (2/3) of the total number of votes entitled to be cast by the Common Shares: (i) the amendment of Articles Second, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth or Thirteenth of these Articles of Incorporation, and (ii) the sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of the assets of the corporation.

3.      No directors were named in the original Articles of Incorporation and none have been elected.

4.      No shares have been issued.

                         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

DATE:          July 1      , 1991

/s/ Alan M. Albright Alan M. Albright Incorporator